PRESTIGA FUND, LLC

                                    BY-LAWS

                                   ARTICLE I

                               NAME AND LOCATION

            Section 1.01. Name and Formation. The name of the Corporation is Prestiga Fund, LLC, and it was formed pursuant to the laws of Delaware on October4, 2004. Its tax ID number is 20-1716173

            Section 1.02. Principal Office. The principal office of the Corporation shall be 4 Pheasant Hill Street, P. O. Box 409, Westwood, MA 02090-0409

            Section 1.03. Registered Agent. The registered agent of the Corporation in Delaware for service of process and all other matters shall be c/o Corporate Systems Inc., 101 North Fairfield Drive, Dover, DE 19901.

            Section 1.04. Changes or Addition of Offices and Agents. The Corporation may, however, change its principal office and registered agent at anytime for any reason, maintain another office or offices and the business of the corporation may be transacted at such other place or places in the State of Delaware and the Commonwealth of Massachusetts, or elsewhere, as the Board of Directors may, from time to time, determine.

ARTICLE II

SHAREHOLDERS

            Section 2.01. Annual Meetings. Annual meetings of the shareholders shall be held on the second Tuesday of April in each year if not a legal holiday, and if a legal holiday, on the next business day, at 10 o'clock a.m., at the principal business office of the Corporation, or at such other date, time and place as may be fixed by the Board of Directors.
Written notice of the annual meeting shall be given at least ten days prior to the meeting to each shareholder entitled to vote. Any business may be transacted at the annual meeting without mention of the subjects to be covered in the notice calling such meeting unless such subjects must be covered by specific expression in these By-Laws or by law.

            Section 2.02. Special Meetings. Special meetings of the shareholders may be called at any time, for the purpose or purposes set forth in the call, by the President, any member of the Board of Directors, or the holders of at least one-fifth of all the shares outstanding and entitled to vote by delivering a written request to the Secretary of the Corporation. Special meetings shall be held at the registered office of the Corporation or at such other place as may be fixed by the Board of Directors. Written notice of special meetings shall be given at least ten days prior to the meeting to each shareholder entitled to vote. No business may be transacted at any special meeting other than the purpose or purposes stated in the notice of meeting.

            Section 2.03. Organization. The Chairman of the Board, if one has been elected and is present, or if not, the President of the Corporation, or in his absence, the Vice President having the greatest seniority, shall preside, and the Secretary, or in his absence any Assistant Secretary, shall take the minutes of all meetings of the Shareholders.

            Section 2.04. Quorum. A shareholders' meeting duly called shall not be organized for the transaction of business unless a quorum is present. A quorum shall consist of the holders of 66 2/3% of the shares issued and outstanding and entitled to notice of and to vote at such meeting except as otherwise expressly provided by law or by these Articles or By-Laws. The meeting may continue to do business until adjournment, notwithstanding the withdrawal of such number of shareholders as would leave less than a quorum in attendance. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting from time to time to such time (not more than 30 days after the next previous adjourned meeting) and place as they may determine, without notice other than by announcement at the meeting of the time and place of the adjourned meeting; in the case of the adjournment of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although entitled to cast less than a majority of votes entitled to be cast on any matter to be considered at the meeting, shall nevertheless constitute a quorum for the purpose of electing directors.

            Section 2.05. Meeting by Telephone. One or more of the shareholders may participate in any annual or special meeting of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear all others participating in the meeting. Participation in this manner by a shareholder will be attendance in person for all purposes under these By-Laws.

            Section 2.06. Voting. Each shareholder entitled to notice of and to vote at such meeting shall be entitled to vote in person or by proxy. Unless another date has been fixed as provided by Section 5.06 of these By-Laws as the record date for the determination of shareholders entitled to notice of and to vote at such meeting, no person to whom shares of stock have been transferred on the books of the Corporation within the 10 days preceding the date of such meeting shall be entitled to notice of or vote in such meeting. Any actions taken by the shareholders upon any matter shall be valid, only if at least a majority of the votes cast with respect to any such resolution or matter are cast in favor thereof, except as otherwise expressly provided by law or by the then Articles or By-Laws of the Corporation.

            Section 2.07. Cumulative Voting. In each election of Directors, every shareholder entitled to vote shall have the right to multiply the number of shares which he holds of record and which are entitled to vote, by the total number of Directors to be elected in the same election to determine the number of votes to which he is entitled in such election, and he may cast the whole number of such votes for one candidate or he may distribute them among any two or more candidates. The candidates receiving the highest number of votes up to the number of Directors to be elected shall be elected.

            Section 2.08. Informal Action by Shareholders. Except as otherwise required by law, any action which may be taken at a meeting of the shareholders may be taken without a meeting (and without notice), if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of record of 66-2/3% of the outstanding shares entitled to vote on such matter. Such consent shall be forthwith filed with the secretary of the Corporation and shall become effective 10 days after the Secretary has given written notice of such action to each shareholder of record entitled to vote on such matter; entitled to vote on the matter have consented to the proposed action, such consent shall be effective upon filing with the Secretary and the foregoing notice may be omitted.

ARTICLE III

DIRECTORS

            Section 3.01. Number, Election and Term of Office. The number of Directors which shall constitute the full Board of Directors shall be fixed by the Board of Directors at the annual meeting. The Board may consist of one Board member. A full Board of Directors shall hold office from the time of their election but each Director shall be responsible from the time he accepts office or attends his first meeting of the Board. Each Director shall serve until the next annual meeting of shareholders and thereafter until his successor is duly elected and qualifies or until his earlier death, resignation or removal.

            Section 3.02. Regular Meetings; Notice. Regular meetings of the Board of Directors shall be held at such time and place as shall be designated by the Board of Directors from time to time. Notice of such regular meetings of the Board shall not be required to be given, except as otherwise expressly required herein or by law. However, whenever the time or place of regular meetings shall be initially fixed and then changed, written notice of such action shall be given promptly to each Director not participating in such action. Any business may be transacted at any regular meeting.

            Section 3.03. Organization. At all meetings of the Board of Directors, the presence of at least a majority of the Directors at the time in office shall be necessary and sufficient to constitute a quorum for the transaction of business. If a quorum is not present at any meeting, the meeting may be adjourned, from time to time, by a majority of the Directors present until a quorum as aforesaid shall be present; provided, however, that notice of the time and place to which such meeting is adjourned shall be given to any Directors not present either by being sent by telegraph, facsimile, or given personally or by telephone at least 8 hours prior to the hour of reconvening. Resolutions of the Board shall be adopted, and any action of the Board at a meeting upon any matter shall be valid and effective, with the affirmative vote of at least a majority of the Directors present at a meeting duly convened. The Chairman of the Board, if one has been elected and is present, or if not, the President, shall preside at each meeting of the Board. In the absence of the Chairman and President, the Directors present shall designate a Director in attendance to preside over the meeting. The Secretary, or in his absence, any Assistant Secretary, shall take the minutes at all meetings of the Board of Directors. In the absence of the Secretary and an Assistant Secretary, the presiding officer shall designate any person to take the minutes of the meeting.

            Section 3.06.   Meetings by Telephone.   One or more of the
Directors may participate in any regular or special meeting of the Board of Directors or of a committee of the Board of Directors by means of conference telephone or similar communications equipment by means of which all person participating in the meeting are able to hear each other. Participation in a meeting in this manner by a Director will be considered to be in attendance in person for all purposes under these By-Laws.

            Section 3.07. Presumption of Assent. Minutes of each meeting of the Board shall be made available to each Director at or before the next succeeding meeting. Each Director shall be presumed to have assented to such minutes and agreed to the action taken thereat unless his objection thereto shall be made to the Secretary within two days after such meeting.

            Section 3.08. Catastrophe. Notwithstanding any other provisions of law, the Articles or these By-Laws, during any emergency period caused by a national catastrophe or local disaster, a majority of the surviving members (or the sole survivor) of the Board of Directors who have not been rendered incapable of acting because of incapacity or the difficulty of communication to transportation to the place of meeting shall constitute a quorum for the sole purpose of electing directors to fill such emergency vacancies, and a majority of the directors present at such a meeting may act to fill such vacancies. Directors so elected shall serve until such absent directors are able to attend meetings or until the shareholders act to elect directors for such purpose. During such an emergency period, if the Board is unable or fails to meet, any action appropriate under the circumstances may be taken by the officers of the Corporation subject to ratification or rejection by the Board of Directors as soon as they are able to convene. Questions as to the existence of a national catastrophe or local disaster and the number of surviving members capable of acting shall be conclusively determined at the time by the Board of Directors or the officers so acting.

            Section 3.09. Resignations. Any Director may resign by submitted to the Chairman of the Board, if one has been elected, or to the President or the Secretary, his resignation which shall be come effective upon its receipt by such officer or as otherwise specified therein.

            Section 3.10. Committees. Standing or temporary committees may be appointed from its own number by the Board of Directors from time to time, and the Board may from time to time invest committees with such power and authority, subject to such conditions as it may see fit. An Executive Committee may be appointed by a majority of the full Board, it shall have all the powers and exercise all the authority of the Board in the management of the business and affairs of the Corporation except as specially limited by the Board. The Board may designate one or more Directors as alternate members of any committee to replace any absent or disqualified member at any meeting; and in the event of such absence or disqualification, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meting in the place of any such absent or disqualified member. Any action taken by any committee shall be subject to alteration or revocation by the Board of Directors; provided, however, that third parties shall not be prejudiced by such alteration or revocation.

ARTICLE IV

OFFICERS AND EMPLOYEES

            Section 4.01. Executive Office. The Executive Officers of the Corporation shall be the Chairman of the Board, the President, the Secretary, the Treasurer, and one or more Vice Presidents, including a Vice President or General Counsel, Finance and Regulation, and Chief Compliance Officer and Chief Financial Officer, as the Board may from time to time determine, all of whom shall be elected by and serve at the pleasure of the Board of Directors.

            Section 4.02. Qualification for Office. The same person may hold any two or more offices. Each executive officer shall hold office until the next succeeding annual meeting of the Board of Directors and thereafter until his successor is duly elected and qualifies or until his earlier death, resignation or removal.

            Section 4.03. Additional Officers; Other Agents and Employees. The Board of Directors may from time to time appoint or hire such additional officers, assistant officers, agents, employees and independent contractors as the Board deems advisable; and the Board or the President shall prescribe their duties, conditions of employment and compensation. Subject to the power of the Board, the President may employ from time to time such other agents, employees, and independent contractors as he may deem advisable for the prompt and orderly transaction of the business of the Corporation, and he may prescribe their duties and conditions of their employment, fix their compensation and dismiss them, without prejudice to their contract rights, if any.

            Section 4.04. The Chairman. The Chairman of the Board shall be elected from among the Directors, shall preside at all meetings of the shareholders and of the Board, and shall have such other powers and duties as may be, from time to time, prescribed by the Board.

            Section 4.05. The President. The President shall be the chief executive officer of the Corporation. Subject to the control of the Board of Directors, the President shall have general policy supervision of and general management and executive powers over all the property, business operations, and affairs of the Corporation and shall see that the policies and programs adopted or approved by the Board are carried out. The President shall exercise such further powers and duties as from time to time may be prescribed to these By-Laws or by the Board of Directors.

            Section 4.06. The Vice President. The Vice Presidents may be given by resolution of the Board general executive powers, subject to the control of the President, concerning one or more or all segments of the operations of the Corporation. The Vice Presidents shall exercise such further powers and duties as from time to time may be prescribed in these By-Laws or by the board of Directors or by the President. At the request of the President, or in his absence or disability, the senior Vice President shall exercise all the powers and duties of the President.

            Section 4.07. The Vice President, Finance and Regulation. The Board of Directors shall annually elect a Vice President, Finance and Regulation, who shall be an executive officer and who shall be responsible for maintaining on a current basis the Corporation's status with such governmental or self-regulatory bodies as the Board of Directors shall cause the Corporation to register with and who shall insure that the Corporation complies with all rules and regulations applicable to all governmental and self-regulatory bodies having jurisdiction over the Corporation.

            Section 4.08 The Secretary and Assistant Secretaries. It shall be the duty of the Secretary (a) to keep or cause to be kept at the registered office of the Corporation an original or duplicate record of the proceedings of the shareholders and the Board of Directors and a copy of the Articles and of the By-Laws; (b) to attend to the giving of notices of the Corporation as may be required by law or these By-Laws; (c) to be custodian of the corporate records and of the seal of the Corporation and see that the seal is affixed to such documents as may be necessary or advisable; (d) to have charge of and keep at the registered office of the Corporation, or cause to be kept at the office of a transfer agent or registered with the State of Delaware, the stock books of the Corporation and an original or duplicate share registered, giving the names of the shareholders in alphabetical order and showing their respective addresses, the number and classes of shares held by each, the number and date of certificates issued for the shares, and the date of cancellation of every certificate surrendered for cancellation; and
(e) to exercise all powers and duties incident to the office of Secretary and such other powers and duties as may be prescribed by the Board of Directors or by the President form time to time. The Secretary by virtue of his office shall be an Assistant Treasurer. The Assistant Secretaries shall assist the Secretary in the performance of his duties and shall also exercise such further powers and duties as from time to time may be assigned to them by the Board of Directors, the President or the Secretary. At the direction of the Secretary or in his absence or disability, an Assistant Secretary shall perform the duties of the Secretary.

            Section 4.09 The Treasurer and Assistant Treasurers. The Treasurer shall (a) be responsible for the custody and maintenance of the Corporation's contracts, insurance policies, leases, deeds and other business records; (b) see that the lists, books, reports, statements, tax returns, certificates and other documents and records required by law are properly prepared, keep and filed; (c) be the principal officer in charge of tax and financial matters, budgeting and accounting of the Corporation; (d) have charge and custody of and be responsible for the corporate funds, securities and investments; (e) receive and give receipts for checks, notes, obligations, funds and securities of the Corporation, and deposit monies and other valuable effects in the name and to the creditor of the Corporation in such depositories as shall be designated by the Board of Directors; (f) subject to the provisions of Section 6.01 of the By-Laws, cause to be disbursed the funds of the Corporation by payment in cash or by checks or drafts upon the authorized depositories of the Corporation, and cause proper vouchers to be taken and preserved for such disbursements; (g) render to the President and the Board of Directors whenever they may require it an account of all his transactions as Treasurer and reports as to the financial position and operations of the Corporation; (h) cause to be kept appropriate, complete and accurate books or records of account of all its business and transactions, and (i) exercise all powers and duties incident to the office of Treasurer and such other duties as may be prescribed by the Board of Directors or by the President from time to time. The Treasurer by virtue of his office shall be an Assistant Secretary. The Assistant Treasurers shall assist the Treasurer in the performance of his duties as from time to time may be assigned to them by the Board of Directors, the President or the Treasurer. At the direction of the Treasurer or in his absence or disability, an Assistant Treasurer shall perform the duties of the Treasurer.

            Section 4.10 Vacancies. Vacancy in any office or position by reason of death, resignation, removal, disqualification, disability or other cause, shall be filled in the manner provided in this Article IV for regular election or appointment to such office.

            Section 4.11 Delegation of Duties. The Board of Directors may in its discretion delegate from the time being the powers and duties, or any of them, of any officer to any other person whom it may select.

ARTICLE V

SHARES OF CAPITAL STOCK

            Section 5.01.   Share Certificates.   Every holder of fully-paid
stock of the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors may from time to time prescribe, and signed (in facsimile or otherwise, as permitted to law) by the President or a Vice President and the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer which shall represent and certify the number of shares of stock owned by such holder. The Board may authorize the issuance of certificates for fractional shares or, in lieu thereof, script or other evidence of ownership, which may (or may not) as determined by the Board entitle the holder thereof to voting, dividends or other rights of shareholders.

            Section 5.02. Transfer of Shares. Transfers of shares of stock of the Corporation shall be made on the books of the Corporation, subject to the restrictions contained in Article X hereof, only upon surrender to the Corporation of the certificate or certificates for such shares properly endorsed, by the shareholder or by his assignee, agent or legal representative, who shall furnish proper evidence of assignment, authority or legal succession, or by the agent of one of the foregoing thereunto duly authorized by an instrument duly executed and filed with the Corporation, in accordance with regular commercial practice.

            Section 5.03.   Lost, Stolen, Destroyed or Mutilated
Certificates. New certificates for shares of stock may be issued to replace certificates lost, stolen, destroyed or mutilated upon such conditions as the Board of Directors may, from time to time, determine.

            Section 5.04. Regulations Relating to Shares. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with these By-Laws as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

            Section 5.05. Holders of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of Delaware.

            Section 5.06. Fixing of Record Date. The Board of Directors may fix a time not less than 10 nor more than 60 days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, any such meeting, or entitled to receive such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid.

            Section 5.07. Preemptive Rights. Each holder of any of the shares of the capital stock of the Corporation shall be entitled to a preemptive right to purchase or subscribe for (i) any unissued capital stock of any class; (ii) any additional shares of capital stock of any class to be issued upon any increase in the authorized capital stock of the Corporation
(iii) any other securities which pursuant to their terms are convertible into capital stock of any class of the Corporation or which carry with them any right to purchase capital stock of any class, whether said unissued stock or other securities shall be issued for cash, property, or any other lawful consideration.

ARTICLE VI

CORPORATE AUTHORITY

            Section 6.01. Notes, Checks, and Other Financial Instruments. All notes, bonds, drafts, acceptances, checks, endorsements (other than for deposit), guarantees, and all evidences of indebtedness of the Corporation whatsoever, shall be signed by such officers or agents of the Corporation, subject to such requirements as to countersignature or other conditions, as the Board of Directors from time to time may determine. Facsimile signatures on checks may be used if authorized by the Board of Directors.

            Section 6.02. Execution of Instruments Generally. Except as provided in Section 6.01, all deeds, mortgages, contracts and other instruments requiring execution by the Corporation may be signed by the President, any Vice President or the Treasurer, and authority to sign any such contracts or instruments, which may be general or confined to specific instances, may be conferred by the Board of Directors upon any other person to persons. Any person having authority to sign on behalf of the Corporation may delegate from time to time by instrument in writing all or any part o such authority to any person or persons if authorized so to do by the Board of Directors.

            Section 6.03. Voting Securities Owned by Corporation. Securities having voting power in any other corporation owned by this Corporation shall be voted by the President, unless the Board confers authority to vote with respect thereto, which may be general or confined to specific investments, upon some other person. Any person authorized to vote securities shall have the power to appoint proxies with general power of substitution.

            Section 6.04. Corporate Seal. The Board of Directors shall prescribe the form of a suitable corporate seal which shall contain the full name of the Corporation and the year and state of incorporation.

            Section 6.05. Fiscal Year. The fiscal year of the Corporation shall end on such day as shall be fixed by the Board of Directors.

            Section 6.06. Financial Reports to Shareholders. The Board shall have discretion to determine whether financial reports shall be sent to shareholders, what such reports shall contain, and whether they shall be audited or accompanied by the report of an independent or certified public accountant.

            Section 6.07. Banking. The Board shall establish the Corporation's primary bank and shall also establish accounts with such other banks as may be convenient to the conduct of the Corporation's business.

ARTICLE VII

CONFLICT OF INTERESTS

            Section 7.01. Transaction Valid. No contract or other transaction between the Corporation and another person shall be invalidated or otherwise adversely affected by the fact that any one or more shareholders, directors or officers of the Corporation:


      (a) is pecuniarily or otherwise interested in, or is a shareholder, director, officer, or member of, such other person; or

      (b) is a party to, or is in any other way pecuniarily or otherwise interested in, the contract or other transaction; or

(c) is in any way connected with any person pecuniarily or otherwise interested in such contract or other transaction.

            Section 7.02. Full Disclosure. The event of interest described in Section 7.01 shall be fully disclosed in writing delivered by such interested person prior to the meeting in the same manner as the notice of the meeting of the Board of Directors or the shareholders, as the case may be; and in any action of the shareholders or of the Board of Directors of the Corporation authorizing or approving any such contract or other transaction, such interest person or persons shall not vote but any and every shareholder or director may be counted in determining the existence of a quorum and in determining the effectiveness of action taken, with like force and effect as thought he were not so interested, or were not such a shareholder, director, member or officer, or were not such a party, or were not so connected. Such director, shareholder or officer shall not be liable to account to the corporation for any profit realized by him from or through any such contract or transaction approved or authorized as aforesaid. As used in these By-Laws, the term "person" includes a corporation, partnership, firm; association or other legal entity and the term: "his" includes references to both male and females.

ARTICLE VIII

INDEMNIFICATION AND INSURANCE OF DIRECTORS,

OFFICERS AND OTHER PERSONS

            Section 8.01. Indemnification. The Corporation shall indemnify to the fullest extent now or hereafter permitted by law

(a) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or request of the Corporation as a director, officer, employee or agent of another corporation, partnership, join venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests to the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and

      (b) any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, join venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense of settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation.

            Section 8.02. Good Faith. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably belied to be in, or not opposed to, the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            Section 8.03. Exclusion. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court of common pleas of the county in which the registered office of the Corporation is located or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of common pleas or such other court shall deem proper.

            Section 8.04. Mandatory Indemnification. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or the matter was resolved, settled or compromised, with the Consent of the disinterested members of the Board of Directors in regard to any action, suit or proceeding referred to in this Article VIII or in the prosecution of any claim based upon this Section 8.04, he shall be indemnified against and reimbursed for expenses (including attorneys' fees and costs) actually and reasonably incurred.

            Section 8.05. Determination of Standard of Conduct. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article VIII. Such determination shall be made:

      (a) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

      (b) If such a quorum is not obtainable, or, even if obtainable a majority vote of a quorum of disinterest directors so directs, by independent legal counsel in a written opinion, or

      (c)      By the shareholders.

            Section 8.06. When Indemnification Shall Be Made. Expenses incurred in defending any suit or proceeding, whether civil, criminal, administrative or investigative may be paid by the Corporation from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in this Article VIII upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized by this Article VIII.

            Section 8.07. Non-exclusivity. Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, these By-Laws, agreement approved by the disinterested Directors, vote of shareholders or disinterested directors, both as to action in his official capacity, and shall continue to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators.

            Section 8.08. Insurance. The Corporation shall have power, but not the obligation, to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article VIII.

ARTICLE IX

AMENDMENTS

            Section 9.01. Amendments. These By-Laws may be amended, altered, restated, and repealed, and new By-Laws may be adopted, only by a majority of the Shareholders of the Corporation at any regular or special meeting called for that purpose.

      These By-Laws of Prestiga Fund, LLC were submitted and approved by the Managing Member by its initial Written Action in lieu of a Meeting on October 4, 2004.

                                       Prestiga Fund, LLC
                                       By Prestiga Capital Management, Inc.
                                       Managing Member


                                       _________________________
                                       Steve Worth
                                       President

October 4, 2004